 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2015

MANPOWERGROUP INC.
(Exact name of registrant as specified in its charter)

Wisconsin	1-10686	39-1672779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manpower Place
Milwaukee, Wisconsin	53212
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (414) 961-1000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Election of Directors

On December 14, 2015, ManpowerGroup Inc. (the “Company”) elected John F. Ferraro to its Board of Directors, effective January 1, 2016. Mr. Ferraro has not yet been appointed to any committees of the Company’s Board of Directors however, the Company anticipates he will be appointed to one or more committees in the future.

As a non-employee director of the Company, Mr. Ferraro will participate in the same compensation arrangement as the other non-employee directors of the Company, which will consist of a cash retainer equal to $95,000 per year and reimbursement for travel expenses incurred in connection with attending Board of Directors and Committee meetings. In addition, Mr. Ferraro will receive an annual grant of shares of deferred stock equal to $140,000 per year divided by the closing sale price of a share of ManpowerGroup’s common stock as of December 31, 2015.

The Company also entered into an indemnification agreement with Mr. Ferraro which is in substantially the same form as the indemnification agreements entered into by the Company with each of the Company’s other outside directors. The description of the indemnification agreement is contained in the Company’s Current Report on Form 8-K dated October 31, 2006 and is incorporated by reference herein.

The press release issued by the Company announcing the election of Mr. Ferraro is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.                        Exhibits

Exhibit No.	Description
99.1	Press Release dated December 14, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANPOWERGROUP INC.
Dated: December 14, 2015	By:	/s/ Richard Buchband
	Name:	Richard Buchband
	Title:	Senior Vice President, General Counsel and Secretary

Exhibit Index

99.1	Press Release dated December 14, 2015